Quest Solution Names Tom Miller Chairman of the Board and Chief Executive Officer

April 28, 2015 8:30 AM

Company Appoints New Independent Director; Majority of the Board are Independent

HENDERSON, NV / ACCESSWIRE / April 28, 2015 / Quest Solution, Inc, “The Company” (QUES), a leading provider in the technology, software, and mobile data collection systems business, today announced that Tom Miller, currently a director to the Company and a previous member of the Board of Advisors of Bar Code Specialties, Inc., the Company’s wholly owned subsidiary, will assume the positions of Chairman of the Board and Chief Executive Officer, effective May 1. Miller replaces Jason Griffith as CEO, who will move to the position of Executive Vice President of Strategy and Acquisitions.

Miller has more than 30 years of leadership and industry experience, including executive positions with Intermec Corporation, a leader in the automated data collection, wireless and mobile computing industries. Prior to accepting these new roles, Miller served as a partner in The SAGE Group, a management consulting company that works with executives at small to midsize companies on business transformation and revitalization strategies for value-creating events. Mr. Miller and The Sage Group also advise private equity firms that invest in wireless and mobility companies.

“The combination between Quest and Bar Code Specialties (“BCS”) in late 2014 was a transformative combination, creating a powerful organization with scale, a comprehensive offering and a world-class customer base,” commented Mr. Miller. “The integration of the two companies positions Quest for broader market opportunities to provide an expanding base of customers with mobile and cloud-based technology solutions to improve their operational efficiencies and increase productivity and profitability. As we progress throughout 2015 and begin to take full advantage of operational synergies, we expect cost savings and additional revenue opportunities will drive both top-line growth and gross margin expansion over our 2014 pro forma results. I look forward to taking a more active role in the day-to-day management and operations of the business.”

Jason Griffith, current CEO, added, “We are extremely pleased to have someone of Tom’s caliber coming into this role. He possesses the leadership and industry expertise to lead Quest through the next phase of our business evolution.

The Company also announced the appointment of Mr. Robert Shepard as a member of the Board of Directors, effective May 1 as well. Shepard currently serves as CEO of Jenesey Inc., a global firm that provides consulting on product design, marketing, sales, compliance, information technology application, operations, strategic redesign and efficient integration. From 2001 to 2008, Shepard served as CEO of Premier Dealer Services, Inc., a wholly owned subsidiary of American Financial Group. He began his career with AON Corporation in 1978 where he held various positions.

“Bob is a respected business leader with global product and services experience that spans the breadth of large enterprises,” commented Tom Miller, incoming CEO and Chairman of the Board. “I welcome Bob and appreciate the value his insights and vision will bring to our business.”

Additionally, Jason Griffith and Scot Ross stepped down from their respective board positions to focus on the more tactical aspects of executing the Company’s strategic vision to accelerate growth and optimize synergies of the combination with BCS. As a result, the majority of the Company’s Board of Directors are independent.

About Quest Solution, Inc.

Quest Solution, Inc. is a leading provider in the technology, software, and mobile data collection systems business. In November 2014, the Company announced that Bar Code Specialties, Inc. (BCS) joined with Quest Solution, Inc. The Company intends on continuing to acquire existing companies with revenues and positive cash flow.

Quest Solution, Inc. serves as a national mobility and data collection systems integrator with a focus on design, delivery, deployment and support of fully integrated mobile solutions. The Company takes a consultative approach by offering end to end solutions that include hardware, software, communications and full lifecycle management services. The highly tenured team of professionals simplifies the integration process and delivers proven problem solving solutions backed by numerous customer references.

The recent BCS acquisition is in addition to the recently announced creation of a wholly-owned division focused on commercializing Intellectual Property, Patents and Distribution of industry-specific technologies in an array of new verticals. The new division will focus on the acquisition of existing intangibles, which we anticipate will provide immediate value to the company.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding growth in our parts and vehicle sales and increases in our ability to produce new products. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations & Financial Media:

Investor Contact:

Hayden IR

Brett Maas

(646) 536-7331

brett@haydenir.com

Cameron Donahue

(651) 653-1854

cameron@haydenir.com

SOURCE: Quest Solution, Inc.